BYLAWS
                                       OF
                             ELJER INDUSTRIES, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

           Section 1. The annual meeting of the stockholders of the Corporation shall be be held such date, and at such time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

           Section 2. (a) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not he effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as such term is defined in Article EIGHTH of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation")).

           (b) Special meetings of the stockholders may be held at such time and at such place within or without the State of Delaware, as may be stated in the call.

           Section 3. Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present.

           Section 4. Except as otherwise provided by law or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. The chairman of the meeting or the holders of record of a majority of such shares so present or represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

           Section 5. Election of directors at all meetings of the stockholders at which directors are to elected shall be by ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation) with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, the By-Laws of the Corporation or resolution adopted by the Whole Board, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

           Section 6. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days' notice or prior to public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later that the close of business on the l0th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, {iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business wa not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

          At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

           (b) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholder at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the l0th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for eiection or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such persons's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

           Section 7. There shall be appointed, for all meetings of the stockholders, two inspectors of the vote. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the Board of Directors, such inspectors shall be appointed for the meeting by the person presiding thereat. No director or candidate for the office of director shall be appointed as such inspector. Such inspectors shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting, as the case may be.

                                   ARTICLE II

                                    DIRECTORS

           Section 1. (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1990 annual meeting of stockholders, the term of office of the second class to expire at the 1991 annual meeting of stockholders and the term of office of the third class to expire at the 1992 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1990 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii), if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors regardless of how such vacancy shall have been created.

           (b) A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

           (c) Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resuiting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

           (d) Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote by the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

           Section 2. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board, and special meetings may be held at any time upon the call of the Executive Committee or the Chairman of the Board of Directors by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board held at times and places fixed by resolution of the Board. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

           Section 3. The Board of Directors may, in its discretion, by resolution passed by a majority of the Whole Board, designate an Executive Committee to consist of the Chairman of the Board of Directors and such number of other directors as the Board may from time to time determine (not less than three), which Committee, to the extent provided in said resolution, shall have, and may exercise, when the Board is not in session, the powers of the Board in the management of the business and affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board or said Committee. The Board shall have the power at any time to change the membership of said Committee (subject to the requirement that the Chairman of the Board be a member thereof), to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct its of business and may appoint such comnittees and assistants as it shall from time to time deem necessary.

           Section 4. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the Whole Board, designate, and appoint, from the directors, other committees of one or more persons which shall have and may exercise such lawfully delegable powers and duties conferred or authorized by the resolutions of designation and appointment. The Board shall have power at any time to change the members of any such committee, to fill vacancies, and to discharge any such committee.

           Section 5. Unless the Board shall provide otherwise, the presence of one-half of the total membership of any committee of the Board shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

           Section 6. The Executive Committee, and any other committee so designated if the resolution which designates such committee or a supplemental resolution of the Board shall so provide, may exercise the power and authority of the Board to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

                                   ARTICLE III

                                    OFFICERS

           Section 1. The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairman of the Board of Directors and a Secretary and from time to time may choose such other officers (including, without limitation, a President) as it may deem proper. The Chairman of the Board of Directors shall be chosen from the directors.

           Section 2. The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Whole Board.

           Section 3. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

           Section 4. The Chairman of the Board of Directors shall preside at all meetings of stockholders and of the Board. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

           The President shall be the Chief Executive Officer of the corporation and, subject to the Board of Directors, shall have general management and oversight of the administration and operation of the Corporation's business and general supervision of its policies and affairs. During the absence or disability of the Chairman of the Board of Directors, the President shall have and exercise all the powers of the Chairman of the Board of Directors.

           Each meeting of the stockholders and of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in his absence, the President, or, in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

                                   ARTICLE IV

                              CERTIFICATES OF STOCK

           The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

           The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                    ARTICLE V

                               CHECKS, NOTES, ETC.

           All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be thereunto authorized from time to time by the Board of Directors or by the committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or the committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile; and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument; and provided further that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE VI

                                     OFFICES

           The Corporation may have offices outside of the State of Delaware at such places as shall be determined from time to time by the directors.

                                   ARTICLE VII

                                   AMENDMENTS

           These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that with respect to any alteration, amendment or repeal of any provision of these By-Laws by the stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting
 Stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, the affirmative vote of the holders of at least eighty (80%) percent of the voting power of all the then-outstanding shares of the Voting Stock voting together as a single class, shall be required for such an alteration, amendment or repeal by the stockholders.

                                  ARTICLE VIII

                              EMERGENCY PROVISIONS

           During any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors of the Corporation or of the Executive Committee of the Board of Directors cannot readily be convened for action, the following provisions shall apply, notwithstanding any other provisions of the By-Laws of the Corporation:

     1. An emergency meeting or meetings of the Board of Directors or of the surviving members thereof shall be called by the Chairman of the Board, if available, or, if he is not available, the Chairman of the Executive
Committee,   or,  if  he   is  not   available,   by  any  other   director   or
directors; any such meeting to be held at such time and place and upon such notice, if any, as the person or persons calling the meeting shall deem proper. The Board may take any action at any such meeting which it deems necessary and appropriate to meet the emergency.

     2. Vacancies in the Board of Directors shall be filled as soon as practicable in the manner specified in Section 1 of ARTICLE II of these By-Laws. In filling vacancies, consideration shall be given to senior officers of the Corporation.

     3. The presence of the smallest number of directors permitted by law to constitute a quorum, but not less than three, shall be sufficient for the transaction of business at emergency meetings of the Board of Directors, except that if there are less than three surviving directors, the surviving director or directors, although less than a quorum, may fill vacancies in the Board.

     4. The By-Laws may be amended by the Board of Directors without notice of the proposed amendment being given in the notice of the meeting.

     5. Without limiting the generality of the foregoing, the Board of Directors is authorized to make all necessary determinations of fact regarding the extent and severity of the emergency and the availability of members of the Board of Directors; to designate and replace officers, agents and a chairman, adopt rules of procedures and fill vacancies.

     6. The emergency powers provided in this ARTICLE VIII shall be in addition to any powers provided by law.



CERTIFIED RESOLUTIONS OF ELJER INDUSTRIES, INC.

           I, Wesley A. Thompson, Secretary of ELJER INDUSTRIES, INC. (the "Company"), a Delaware corporation, do hereby certify that the following resolutions were duly adopted by the Board of Directors of the Company on October 17, 1989, that said resolutions have not been rescinded, amended or modified, and that said resolutions are in full force and effect on the date hereof:

           RESOLVED, that the first sentence of Section 3, Article II of the By-Laws shall be amended to read in its entirety as follows:

The Board of Directors may, in its discretion, by resolution passed by a majority of the Whole Board, designate an Executive Committee to consist of the Chairman of the Board of Directors and such number of other directors as the Board may from time to time determine (such number of other directors to be not less than two), which Committee, to the extent provided in said resolution, shall have, and may exercise, when the Board is not in session, the powers of the Board in the management of the business and affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board or said Committee.

           FURTHER RESOLVED, that all actions of the Executive Committee taken prior to the amendment of the By-Laws effected by the preceding resolution are ratified and approved, notwithstanding the fact that the Executive Committee consisted of two, rather than three, directors in addition to the Chairman of the Board.

           IN WITNESS WHEREOF, I have set my hand as of this 19th day of December, 1989.

WESLEY A. THOMPSON, SECRETARY



         I, George W. Hanthorn, Secretary of ELJER INDUSTRIES, INC. (the "Company"), a Delaware corporation, do hereby certify that the following resolution was duly adopted by the Board of Directors of the Company on February 20, 1996, that said resolution has not been rescinded, amended or modified, and that said resolution is in full force and effect on the date hereof:

         RESOLVED, that the first sentence of Section 1, Article III of the By-laws shall be amended to read in its entirety as follows:

               The Board of Directors as soon as possible after the annual meeting of stockholders shall choose a chairman of the board of directors and secretary and from time to time may choose such other officers (including, without limitation, a President) as it may deem proper. The chairman of the board of directors shall be chosen from the directors. Nothing in these By-laws shall prevent the same person from holding more than one office simultaneously.


         IN WITNESS WHEREOF, I have set my hand as of this 4th day of March, 1996.

GEORGE W. HANTHORN, SECRETARY